Issuer Free Writing Prospectus Filed pursuant to Rule 433 September 11, 2015 Registration Statement No. 333-203433

Are your clients looking to capitalize on the current opportunities in MLPs?

1.	The annualized distribution yield of the RBC Yorkville MLP Distribution Growth Leaders Liquid Index ETN (NYSE: YGRO) is 5.71%.

2.	Current index holdings had a weighted average distribution growth rate of +16.0% year-over-year for the most recent quarterly MLP distribution cycle.

Data as of September 10, 2015

Royal Bank of Canada has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read those documents and the other documents relating to this offering that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-866-609-6009.